Exhibit 99.1
FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP AND AVIS BUDGET GROUP
PROVIDE FTC UPDATE

TULSA, OKLA. and PARSIPPANY, N.J., January 11, 2011 -- Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) and Avis Budget Group, Inc. (NASDAQ: CAR) today released the following joint statement:

As previously reported, following the termination of Dollar Thrifty’s merger agreement with Hertz Global Holdings, Inc., Dollar Thrifty and Avis Budget have been cooperating to pursue antitrust regulatory clearance of a potential acquisition of Dollar Thrifty's common stock by Avis Budget.

During this period, Avis Budget and Dollar Thrifty have presented to the Federal Trade Commission (“FTC”) a jointly held view that the potential transaction would not reduce competition in the rental car industry. Each believes that intense competition from Enterprise/Alamo/National and Hertz/Advantage, as well as numerous smaller brands, would continue after the proposed transaction. In addition, Avis Budget has expressed the view that a merger with Dollar Thrifty would result in significant cost savings and other operational efficiencies. These synergies and the increased ability of the combined company to compete against other competitors in the marketplace will benefit all rental car consumers, particularly Dollar Thrifty’s core leisure customers.

Avis Budget and Dollar Thrifty believe substantial progress has been made in the discussions with the FTC on these issues, but the FTC’s position with respect to the competitive issues remains uncertain. The two companies have produced millions of pages of documents and provided vast amounts of data to the FTC regarding the car rental industry and their respective businesses as part of a "Second Request" review process. Avis Budget and Dollar Thrifty each have notified the FTC of their intention to certify substantial compliance with the Second Requests on a timetable that would require an official decision from the FTC by the end of March or early April.

As the FTC review process continues, Avis Budget and Dollar Thrifty remain focused on building their individual businesses to drive continued growth and maximize value for shareholders.  Dollar Thrifty and Avis Budget reiterate that they have no agreement with respect to any merger or other business combination, and that there can be no assurance that any such transaction (or the terms thereof) can be agreed upon.

Dollar Thrifty is being advised by J.P. Morgan and Goldman, Sachs & Co. and the law firm of Cleary Gottlieb Steen & Hamilton LLP. Citigroup and Morgan Stanley & Co. Incorporated are acting as financial advisors to Avis Budget Group, and Kirkland & Ellis LLP and Arnold & Porter LLP are acting as legal counsel.

About Dollar Thrifty Automotive Group, Inc.
Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma. Driven by the mission "Value Every Time," the Company's brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious travelers in over 80 countries. Dollar and Thrifty have approximately 600 corporate and franchised locations in the United States and Canada, operating in virtually all of the top U.S. and Canadian airport markets. The Company's approximately 6,000 employees are located mainly in North America, but global service capabilities exist through an expanding international franchise network. For additional information, visit http://www.dtag.com or the brand sites at http://www.dollar.com and http://www.thrifty.com.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is a leading vehicle rental company in each of North America, Australia, New Zealand and certain other regions.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” about the expectations, plans and performance of Dollar Thrifty and Avis Budget Group. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee that the forward-looking statements will prove to be accurate and neither Dollar Thrifty nor Avis Budget assumes any obligation to update them.  Risks and uncertainties that could materially affect the expectations of Dollar Thrifty and Avis Budget and the prospects for a merger agreement between Dollar Thrifty and Avis Budget include:

•	Whether Dollar Thrifty and Avis Budget will be in a position to certify substantial compliance with the Second Requests when planned;
•
Whether Avis Budget will ultimately obtain regulatory approval to engage in a business combination transaction with Dollar Thrifty and, if so, the nature of the conditions upon which such approval would be granted (including potential divestitures of assets or businesses of either company), whether and when Dollar Thrifty and Avis Budget would reach agreement on the terms of such a transaction, whether Dollar Thrifty’s stockholders would approve the transaction and whether other conditions to consummation of the transaction would be satisfied or waived;

•	Whether plaintiffs in pending or future civil litigation involving the sale of Dollar Thrifty will be successful in delaying or preventing any transaction between Dollar Thrifty and Avis Budget; and
•	Avis Budget’s ability to realize the synergies contemplated by the potential transaction and to promptly and effectively integrate the businesses of Dollar Thrifty and Avis Budget.

Forward-looking statements should be considered in light of information in this and other filings that Dollar Thrifty and Avis Budget make with the Securities and Exchange Commission (the “SEC”), including those risk and uncertainties in the “Risk Factors” section of the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q of Dollar Thrifty and Avis Budget.

Additional Information and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release relates to a potential transaction involving Dollar Thrifty which may become the subject of a registration statement and/or proxy statement filed with the SEC. This material is not a substitute for the prospectus/proxy statement Avis Budget may file with the SEC regarding the potential transaction or for any other document which Avis Budget may file with the SEC and may send to Avis Budget or Dollar Thrifty stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF AVIS BUDGET AND DOLLAR THRIFTY ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POTENTIAL TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC by Avis Budget through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Avis Budget Group, Inc., Investor Relations, and 6 Sylvan Way, Parsippany, NJ 07054.

Avis Budget and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the potential transaction. Information regarding Avis Budget's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 24, 2010, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2010. Other information regarding the participants in a proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in a proxy statement filed in connection with the potential transaction.

Media Contacts:
For Avis Budget:		For Dollar Thrifty:
John Barrows 973.496.7865 PR@avisbudget.com	Joele Frank, Wilkinson Brimmer Katcher Joele Frank / Andrew Siegel 212.355.4449	Sard Verbinnen & Co. David Reno / Stephanie Pillersdorf 212.687.8080

Investor Contacts:
For Avis Budget:		For Dollar Thrifty:
Neal Goldner 973.496.5086 IR@avisbudget.com	MacKenzie Partners Dan Burch / Charlie Koons 212.929.5748 / 212.929.5708	Kindra Marts 918.669.2119 kindra.marts@dtag.com